UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 20, 2008

Dear Fellow Stockholders:

I am pleased to invite you to our 2008 Annual Meeting of Stockholders, which will be held on Wednesday, December 3, 2008, at 10:00 a.m., local time, at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our research and development efforts, as well as our product pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2008 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2008, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 8, 2008, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name”—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record, that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am

Sincerely yours,

CYNTHIA L. SULLIVAN
President and Chief Executive Officer

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 3, 2008.

Time		10:00 a.m., local time.

Place		300 American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect seven directors to serve for a term of one year until the 2009 Annual Meeting of Stockholders;

	2.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009; and

	3.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, October 8, 2008, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock Transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2008, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 8, 2008, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 20, 2008

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2008 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2008 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 3, 2008, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2008, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 8, 2008, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 is available on the Internet at our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on October 8, 2008, the record date for the 2008 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 75,111,164 shares of Immunomedics common stock issued and outstanding and entitled to vote. Accordingly, there are an aggregate of 75,111,164 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•

Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.immunomedics.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-PROXIES (1-800-776-9437) (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.immunomedics.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•

By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to American Stock Transfer & Trust Company. A postage prepaid envelope addressed to American Stock Transfer & Trust Company will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•

In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.immunomedics.com and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, and Proposal 2, the ratification of the independent registered public accounting firm, are each considered routine matters. Nonetheless, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. Abstentions are not counted for purposes of electing directors. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1 since such matter is considered routine. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Withholding authority to vote for a nominee for director is similar to an abstention and will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If you wish to vote against a nominee for director, please write in such nominee’s name in the space provided on the proxy card.

Proposal 2—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 2 since it is considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

The inspector of election appointed for the 2008 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

•

FOR Proposal 1—elect our seven nominees to the Board of Directors for a one-year term ending at the 2009 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified; and

•	FOR Proposal 2—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We intend to announce preliminary voting results at the Meeting. We will publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2009, which we are required to file with the Securities and Exchange Commission (the “SEC”) on or before February 9, 2009. To request a printed copy of our Quarterly Report on Form 10-Q, please write to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?	We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?	As permitted by the new rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2008, we will begin mailing a Notice to all stockholders of record as of October 8, 2008, and post our proxy materials on the website referenced in the Notice (www.immunomedics.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, are also available on our Internet site at www.immunomedics.com. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated seven people to serve as members of the Board of Directors until the 2009 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and, each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Dr. Morton Coleman, Mr. Brian A. Markison, Ms. Mary E. Paetzold, Mr. Don C. Stark and Dr. Edward T. Wolynic for election at the 2008 Annual Meeting of Stockholders to serve until the 2009 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2008, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve as a member of the board of directors. On August 27, 2008, Dr. Marvin Jaffe, a member of the Board of Directors and member of the Audit Committee, Compensation Committee, Governance and Nominating Committee and Research and Development Committee of the Board of Directors, informed us of his intention not to stand for re-election to the Board of Directors at the 2008 Annual Meeting of Stockholders. There is no disagreement between us and Dr. Jaffe on any matter relating to our operations, policies or practices. The persons named in the enclosed proxy will vote to elect as directors the seven nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Medical Officer, Immunomedics, Inc.

Age: 70	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 through June 2007.

• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.

• Chief Medical Officer from July 2007 to present.

• Serves concurrently as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

•      Serves concurrently as the President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation.

• Serves concurrently as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 53	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as President of IBC Pharmaceuticals, Inc.

Public company directorships: Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. From September 2002 to July 2007 served as a director of Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets (which was merged with Qiagen N.V., effective July 30, 2007).

Dr. Morton Coleman	Principal occupation: Clinical Professor of Medicine

Age: 69	Prior business experience:

Director since: 2000 Research and Development Committee

•     Director of the Center for Lymphoma and Myeloma in the Division of Hematology Oncology since 1997, at New York Presbyterian Hospital—Cornell Medical Center.

•     Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986.

•     Published investigator and opinion leader in hematological malignancies.

Brian A. Markison	Principal occupation: President, Chief Executive Officer and Chairman of Board of Directors, King Pharmaceuticals, Inc., since May 2004

Age: 49	Prior business experience:

Director since: 2004 Compensation Committee Governance and Nominating Committee Research & Development Committee

•     Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•     From 1999 to 2001, Mr. Markison served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Dupont Integration; Senior Vice President, Licensing and External Development.

Public company directorships: Chairman of the Board of Directors of King Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products, since December 2006.

Mary E. Paetzold	Principal occupation: Adjunct Professor, Cameron School of Business, University of North Carolina—Wilmington, since January 2008

Age: 59	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

•      Retired Certified Public Accountant with over 30 years of experience with public and private companies, retired since 2003.

•      Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen Board of Directors from 1996 to 1997.

•      Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: Orthovita, Inc., a leader in the development of synthetic biologically active tissue products.

Don C. Stark	Principal occupation: Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996

Age: 54	Prior business experience:

Director since: 2005 Audit Committee Research and Development Committee

•      From 1980 to 1995, Mr. Stark served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

•      From 2002 to the present, he has concurrently served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

Dr. Edward T. Wolynic	Principal occupation: Consultant to advanced materials, energy and chemical companies, since 2006

Age: 60	Prior business experience:

Director since: 2007 Compensation Committee Governance and Nominating Committee Research and Development Committee

•      Most recently served as Chief Technology Officer and Vice President of the Strategic Technologies Group at Engelhard Corporation, a leading surface and materials science company, from 2000 through 2006.

•      Executive Director, Strategic Technologies at Engelhard Corporation from 1995 to 2000.

•      Vice President, R&D at ISP Corporation from 1993 to 1995.

•      Vice President, R&D at UOP Carbide Corporation from 1988 to 1992.

•      Director of Technology at Union Carbide Corporation from 1984 to 1988.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR SEVEN NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2009 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009. Ernst & Young LLP has been engaged by us to audit our consolidated financial statements since July 2002.

Ernst & Young LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended by the SEC on November 21, 2000.

A description of the services provided by Ernst & Young LLP, and the fees we paid for such services, can be found under the heading “Independent Registered Public Accounting Firm” on page 48 of this proxy statement.

The affirmative vote of a majority of the shares voted at the 2008 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of Ernst & Young LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2008 for: (i) the executive officers named in the Summary Compensation Table on page 29 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by November 29, 2008 (60 days after October 1, 2008) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 75,111,164 shares of common stock outstanding on October 1, 2008.

Name of beneficial owner**	Number of shares***	Percentage of common stock***
Dr. David M. Goldenberg(1)	8,587,303	11.4%
Cynthia L. Sullivan(2)	8,649,513	11.5%
Dr. Morton Coleman(3)	356,500	*
Dr. Marvin E. Jaffe(4)	110,200	*
Mary E. Paetzold(6)	85,800	*
Brian A. Markison(5)	40,000	*
Don C. Stark(5)	35,000	*
Gerard G. Gorman(5)	377,500	*
Dr. Edward T. Wolynic(5)	13,333	*

All Directors and Executive Officers as a group (9 persons)(7)	9,820,475	12.6%

FMR LLC(8)	6,102,700	8.1%
82 Devonshire Street Boston, MA 02109

FrontPoint Partners LLC(9)	4,381,391	5.8%
Two Greenwich Plaza Greenwich, CT 06830

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2008 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
***	Included with each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(1)

Consists of (i) 4,000,318 shares held by Dr. Goldenberg; (ii) 12,743 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 160,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 723,894 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 823,388 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,362,500 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,215,000 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 90,906 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 2,340,591 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Dr. Goldenberg does not include 100,000 restricted stock units granted to Ms. Sullivan on July 18, 2008 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, none of which have vested.

(2)	Consists of (i) 12,743 shares held by Ms. Sullivan; (ii) 4,000,318 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 160,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 723,894 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 823,388 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,362,500 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,215,000 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 90,906 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 7,261,770 shares as listed in items (ii), (iv), (v), (vi), (vii), (viii) (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Ms. Sullivan does not include 100,000 restricted stock units granted to Ms. Sullivan on July 18, 2008 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, none of which have vested.
(3)	Consists of (i) 60,250 shares held by Dr. Coleman’s wife; (ii) 6,250 shares held by certain of his grandchildren; and (iii) 290,000 shares which may be acquired by him upon the exercise of options to purchase shares of common stock.
(4)	Consists of 200 shares held directly by Dr. Jaffe and 110,000 shares that may be acquired by him upon the exercise of options to purchase shares of common stock. On August 27, 2008, Dr. Jaffe notified us of his intention not to stand for re-election to the Board of Directors at the 2008 Annual Meeting. There is no disagreement between us and Dr. Jaffe relating to any of our operations, procedures or policies.
(5)	Represents shares that may be acquired upon the exercise of options to purchase shares of common stock.
(6)	Consists of 3,300 shares held by Ms. Paetzold in her individual retirement account and 82,500 shares that may be acquired by her upon the exercise of options to purchase common stock.
(7)	See Notes 1-6 above.
(8)	This information is based solely on a 13-G filing as of February 13, 2008 with the SEC. Fidelity Growth Company Fund, a wholly-owned subsidiary of FMR Corp. and an investment company registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,102,700 shares or 8.1% of the Common Stock outstanding of Immunomedics, Inc. as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 6,102,700 shares owned by the Funds. Neither FMR LLC. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(9)	This information is based solely on a 13-G filing as of February 14, 2008 with the SEC. FrontPoint Partners LLC, a wholly-owned subsidiary of Morgan Stanley and an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E), as amended, is the beneficial owner of 4,382,315 shares or 5.8% of the Common Stock outstanding of Immunomedics, Inc.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices with particular care in light of the Sarbanes-Oxley Act of 2002. We also reviewed with our legal counsel and other professional advisors the recently released rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of eight members, although we regularly seek additional qualified candidates to consider joining the Board of Directors. On August 27, 2008, Dr. Jaffe informed us of his intention not to stand for re-election to the Board of Directors at the 2008 Annual Meeting. There is no disagreement between us and Dr. Jaffe relating to any of our operations, procedures or policies. Our Governance and Nominating Committee is currently seeking qualified candidates for consideration to join our Board of Directors to fill the vacancy left by Dr. Jaffe. In October 2008, Dr. Wolynic was appointed to the Audit Committee and Chair of the Governance and Nominating Committee, effective immediately following the 2008 Annual Meeting. The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in Board of Directors review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

In fiscal 2008, the Board of Directors met eight times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Dr. Coleman, Dr. Jaffe, Mr. Markison, Ms. Paetzold, Mr. Stark and Dr. Wolynic attended the Company’s 2007 Annual Meeting of Stockholders.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our CEO and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our Internet site at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our Internet site at www.immunomedics.com.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and CEO or the Senior Vice President of Finance and Business Development and CFO (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers, and, if deemed appropriate, the Board of Directors will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent”. There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of, Ms. Mary E. Paetzold, Mr. Brian A. Markison, Mr. Don C. Stark and Dr. Edward T. Wolynic are deemed “independent” under applicable law and the listing standards of the NASDAQ Global Market, and accordingly if all seven nominees are elected to the Board of Directors at the 2008 Annual Meeting of Stockholders we will have a majority of independent directors on our Board.

The Board of Directors has determined that Dr. Morton Coleman, one of our outside directors since 2000, is not deemed to be “independent” by virtue of his association with Weill Medical College of Cornell University, which is currently conducting clinical trials on the Company’s behalf.

Brian A. Markison, a member of the Board of Directors since 2004, was elected to serve as the Lead Outside Director, for which he will be entitled to receive additional compensation as described further below in the section titled “Director Compensation.”

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee as adopted by our Board of Directors, Compensation Committee as adopted by our Board of Directors and the Governance and Nominating Committee as adopted by our Board of Directors can be found on our Internet site www.immunomedics.com. The Executive Committee of the Board was dissolved by the Board in October of 2007. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters.

AUDIT COMMITTEE

Members in Fiscal 2008	Responsibilities	Meetings in Fiscal 2008
Dr. Jaffe, Ms. Paetzold & Mr. Stark	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	6

	At each Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

	The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.”

Dr. Jaffe, Ms. Paetzold and Mr. Stark were members of the Audit Committee for the entire fiscal 2008. On August 27, 2008, Dr. Jaffe notified us of his intention not to stand for re-election to the Board of Directors for the 2008 Annual Meeting. There is no disagreement between us and Dr. Jaffe relating to any of our operations, procedures or policies. Our Governance and Nominating Committee is currently seeking qualified candidates for consideration to join our Board of Directors to fill the vacancy left by Dr. Jaffe. In October 2008, Dr. Wolynic was appointed to the Audit Committee, effective immediately following the 2008 Annual Meeting. You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website www.immunomedics.com.

Please see also the Audit Committee Report below.

COMPENSATION COMMITTEE

Members in Fiscal 2008	Responsibilities	Meetings in Fiscal 2008
Dr. Jaffe, Mr. Markison, Ms. Paetzold & Dr. Wolynic	The Compensation Committee consists entirely of directors who are (i) “Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance. The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2006 Stock Incentive Plan, as amended, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer. When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com. Dr. Jaffe, Mr. Markison and Ms. Paetzold were members of the Compensation Committee for the entire fiscal 2008, Dr. Wolynic was appointed to the Compensation Committee on August 23, 2007. On August 27, 2008, Dr. Jaffe notified us of his intention not to stand for re-election to the Board of Directors for the 2008 Annual Meeting. There is no disagreement between us and Dr. Jaffe relating to any of our operations, procedures or policies.	9

	Please see also the Compensation Committee Report below.

GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2008	Responsibilities	Meetings in Fiscal 2008
Dr. Jaffe, Mr. Markison, Ms. Paetzold & Dr. Wolynic	The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee, will consider nominees recommended by our stockholders for election to the Board of Directors at the 2009 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2008 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve. In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole.	4

	In accordance with NASDAQ Rule 4350(c), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is comprised of Dr. Jaffe, Mr. Markison and Ms. Paetzold, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Dr. Wolynic also deemed to be independent in accordance with the listing standards of the NASDAQ Global Market, was appointed to the G&N Committee on August 23, 2007. Dr. Jaffe, Mr. Markison and Ms. Paetzold were members of the G&N Committee for the entire fiscal 2008. On August 27, 2008, Dr. Jaffe notified us of his intention not to stand for re-election to the Board of Directors for the 2008 Annual Meeting. There is no disagreement between us and Dr. Jaffe relating to any of our operations, procedures or policies. Dr. Wolynic was appointed to the Chair of the Governance and Nominating Committee in October 2008, effective immediately following the 2008 Annual Meeting. The charter of our Governance and Nominating Committee can be found on our website at www.immunomedics.com.

RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2008	Responsibilities	Meetings in Fiscal 2008
Dr. Coleman, Dr. Jaffe, Mr. Markison, Mr. Stark & Dr. Wolynic	The Research and Development Committee oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline. Dr. Wolynic was appointed to the Research and Development Committee on August 23, 2007. On August 27, 2008, Dr. Jaffe notified us of his intention not to stand for re-election to the Board of Directors for the 2008 Annual Meeting. There is no disagreement between us and Dr. Jaffe relating to any of our operations, procedures or policies.	4

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2008 were Dr. Jaffe, Mr. Markison, Ms. Paetzold and Dr. Wolynic who was appointed to the Compensation Committee in August 2007. No member of the Compensation Committee was at any time during fiscal 2008, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We do not pay directors who are also Immunomedics employees any additional compensation for their service as a director. We do compensate our non-employee directors for their service as a director. Below we show the compensation paid to our non-employee directors in fiscal 2008.

Fiscal 2008 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Morton Coleman, M.D.	24,500	6,212	27,714	—	—	—	58,426
Marvin E. Jaffe, M.D.	40,031	6,212	27,714	—	—	—	73,957
Brian A. Markison	37,391	6,212	36,593	—	—	—	80,196
Mary E. Paetzold	44,359	6,212	27,714	—	—	—	78,285
Don C. Stark	30,000	6,212	27,714	—	—	—	63,926
Edward T. Wolynic	22,250	2,071	26,845	—	—	—	51,166

(1)	Consists of amounts described under “Director Compensation and Stock Ownership Guidelines.”
(2)	Represents the compensation cost recognized for financial statement reporting purposes for fiscal year 2008, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions.

Cash Compensation

Each director who is not an employee of Immunomedics receives:

Fees*	Fiscal 2008*	For each:
Basic retainer:	$15,000	Fiscal year
Lead Outside Director	$5,000	Fiscal year
Chairman of the Audit and Compensation Committees (each)	$2,500	Fiscal year
Attendance:	$1,500	Board meeting
	$500	Board meeting by conference telephone
	$1,500	Board committee meeting attended in person held on days when the Board does not meet
	$500 if less than one hour, or $1,000	Board committee meeting by conference telephone

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2006 Stock Incentive Plan, as amended (the “2006 Stock Incentive Plan”). Each individual who is first elected or appointed as a non-employee director will automatically be granted, on the date of such initial election or appointment, up to 10,000 nonqualified stock options and up to 5,000 restricted stock units (“RSU”). The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such initial grant. Initial option grants will be fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. RSUs granted to newly appointed or elected non-employee directors will vest upon such director’s completion of one year of service as a non-employee director from the date of grant. Notwithstanding the foregoing, initial RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability.

In addition to the foregoing initial grants, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting will automatically receive an additional annual grant of up to 10,000 nonqualified stock options and up to 5,000 RSUs. The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such annual grant. Annual option grants will be fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants will vest in full upon the earlier of (i) the director’s completion of one year of service as a non-employee director from the date of grant, or (ii) the director’s continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability.

Option Grants to Non-Employee Directors During Fiscal Year 2008

During fiscal year 2008, the following non-employee Directors were granted options to purchase shares of common stock. All option grants listed below were made under the 2006 Stock Incentive Plan, as amended.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date	Exercise Price Per Share
Morton Coleman, M.D.	10,000	12/20/2007	$2.38	5,000	12/20/2007	$2.38
Marvin E. Jaffe, M.D.	10,000	12/20/2007	$2.38	5,000	12/20/2007	$2.38
Brian A. Markison	15,000	12/20/2007	$2.38	5,000	12/20/2007	$2.38
Mary E. Paetzold	10,000	12/20/2007	$2.38	5,000	12/20/2007	$2.38
Don C. Stark	10,000	12/20/2007	$2.38	5,000	12/20/2007	$2.38
Edward T. Wolynic(1)	10,000	08/01/2007	$2.78	—	—	—
	3,333	12/20/2007	$2.38	1,667	12/20/2007	$2.38

(1)	Dr. Wolynic was appointed to the Board of Directors, effective August 1, 2007.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose employment agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	53	President and Chief Executive Officer
Dr. David M. Goldenberg	70	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer
Gerard G. Gorman	57	Senior Vice President, Finance and Business Development, Chief Financial Officer

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V. In November, 2007, Ms. Sullivan was appointed to serve as a member of the Board of Directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Medical Officer, having been our Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,600 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President and a Trustee of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator Grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and

Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

Gerard G. Gorman has served as our Senior Vice President, Finance and Business Development, and Chief Financial Officer since June 2006 and Vice President, Finance and Chief Financial Officer from September 2001 until June 2006. From 1996 to 2001, Mr. Gorman was employed by the Animal Health Division of Pfizer Inc., where he was Vice President, Finance and Information Technology and Chief Financial Officer. While at Pfizer, Mr. Gorman directed strategic and long-range financial planning as well as negotiations related to acquisitions, divestitures and outsourcing of support operations. Mr. Gorman previously held a variety of other senior positions at Pfizer, including: Senior Director, Corporate Treasury Operations; Director, Administration—International Pharmaceuticals Group; Director, Finance/Assistant Treasurer International; and Manager, Benefit Financing/Senior Financial Analyst. Mr. Gorman completed a B.A. in economics from Fairfield University and received his M.B.A. from Adelphi University. Mr. Gorman also serves as a member of the Board of Directors of the Northern Ireland Children’s Enterprise.

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers or other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying the Company’s compensation policies and decisions and the principal elements of compensation paid to its executive officers during fiscal year 2008. The Company’s Chief Executive Officer (the “CEO”), Chief Scientific Officer and Chief Medical Officer, and the Chief Financial Officer will be referred to as the “Named Executive Officers” for purposes of this discussion.

Compensation Objectives and Philosophy

The Compensation Committee of Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to the Company’s executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to the Company’s executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting the Company’s strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for the Company; and

•	Align the interests of executives with the long-term interests of stockholders.

The Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to the Company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term equity-based incentives.

Setting Executive Compensation

In fiscal year 2008, the Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti”), an independent third party consultant, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for executive officers. During fiscal year 2008, Arnosti performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies and provided the Compensation Committee with recommended compensation ranges for each executive position based on the competitive data. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2008 fiscal year.

In determining the compensation of each executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from Arnosti detailing the 25th percentile, median, and 75th percentile of (i) average salary; (ii) target annual cash compensation (i.e., salary + target bonus); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary + target bonus + long-term equity incentives); for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. The Compensation Committee considers base salary range between the 25th percentile and the 75th percentile of the Company’s peer group is competitive and appropriate for the named executive officers. Cash bonus levels among the Company’s peer group were used to establish target bonus compensation for the Company’s named executive officer. The Compensation Committee did not, however, tie cash compensation to potential values realizable from option grants to measure total target direct compensation as a means to determine the option grants it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Company’s financial performance.

The peer group used for competitive comparisons in fiscal year 2008 reflects companies with which the Company competes for talent. The peer group data was obtained from Equilar, Inc. and consisted of Acadia Pharmaceuticals Inc., Ariad Pharmaceuticals Inc., Atherogenics Inc., Avanir Pharmaceuticals, AVANT Immunotherapeutics Inc., AVI Biopharma Inc., Cerus Corporation, Critical Therapeutics Inc., Curis Inc., DepoMed Inc., Discovery Laboratories Inc., Durect Corp., DUSA Pharmaceuticals Inc., Dyax Corp., Dynavax Technologies Corp., Emisphere Technologies, Inc., Encysive Pharmaceuticals Inc., EntreMed Inc., Enzon Pharmaceuticals Inc., Genitope Corp., GenVec Inc., Geron Corp., GTC Biotherapeutics Inc., Hollis-Eden Pharmaceuticals Inc., Immunogen Inc., Insmed Inc., Introgen Therapeutics Inc., ISTA Pharmaceuticals Inc., Kosan Biosciences Inc., La Jolla Pharmaceutical Inc., Matritech Inc., Maxygen Inc., Metabasis Therapeutics Inc., Nastech Pharmaceuticals Co. Inc., Neose Technologies Inc., Neuocrine Biosciences Inc., Neurogen Corp., Oscient Pharmaceuticals Corp., Palatin Technologies Inc., Penwest Pharmaceuticals Inc., Peregrine Pharmaceuticals Inc., Progenics Pharmaceuticals Inc., Regeneron Pharmaceuticals Inc., Rigel Pharmaceuticals Inc., Sangamo Biosciences Inc., Seattle Genetics Inc., Senomyx Inc., SuperGen Inc., Targeted Genetics Corp., Tercica Inc., Threshold Pharmaceuticals Inc., Titan Pharmaceuticals Inc., Trimeris Inc., Trubion Pharmaceuticals Inc., VIVUS Inc. and XOMA Ltd. Base salary, cash bonuses and long-term equity incentive awards were benchmarked to these companies.

Components of Compensation

For the 2008 fiscal year, the Company’s executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards;

•	Special benefits and perquisites; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each executive officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. The Compensation Committee has worked with Arnosti to establish and understand such market benchmarks. Increases in annual salaries are also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

In determining base salaries, the Compensation Committee compares each of the Company’s named executive officer against executive officers with comparable levels of experience, responsibility and expected levels of contribution to performance within the peer group. Based upon such criteria and using the compensation data provided by Arnosti, the Compensation Committee approved an 8% salary increase from 2008 for Mr. Gorman. The Committee believes the increase would result in Mr. Gorman’s salary being at or near the median base salaries for comparable executive positions at the Company’s peer group companies and reasonably consistent with the average percentage increase in salaries by its peers. The Committee also believes the salaries for Ms. Sullivan and Dr. Goldenberg are at or near the median base salaries for comparable executive positions at the Company’s peer group and no adjustments were made for such executive officers for fiscal year 2009. The table below shows fiscal year 2008 and fiscal year 2009 base salary rates for each Named Executive Officer:

Name	Title	2008 Salary	2009 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$532,000	$532,000	0.00%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medial Officer	$500,000	$500,000	0.00%

Gerard G. Gorman	Senior Vice President, Finance and Business Development and Chief Financial Officer	$270,000	$291,600	8.00%

Annual Bonuses

As part of their compensation package, the Company’s executive officers have the opportunity to earn annual cash incentive awards. Cash awards are designed to reward superior executive performance while reinforcing the Company’s short-term strategic operating goals. Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Beginning with fiscal year 2008, cash incentive awards were based on achievement of pre-established Company objectives and individual goals for each executive officer and, for executive officer’s other than the CEO, a subjective review of that individual’s performance. The established goals and objectives generally have threshold, target, and maximum levels of performance, with corresponding increasing payouts for each level of achievement. Corporate performance targets may include such measures as revenue generation, successful partnering transactions, and other strategic plan metrics. Individual performance targets include operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified and documented at the beginning of each fiscal year.

In 2008, the Company’s performance goals included:

•	Completing the veltuzumab Phase II trial in non-Hodgkin’s lymphoma using the intravenous formulation;

•	Initiating veltuzumab Phase I/II studies in immune thrombocytopenia purpura with the intravenous formulation;

•	Initiating veltuzumab Phase I/II studies in non-Hodgkin’s lymphoma and chronic lymphocytic leukemia using a new subcutaneous formulation;

•	Consummating a worldwide licensing agreement for veltuzumab;

•	Initiating a yttrium-90-labeled PAM4 Phase Ib study in combination with gemcitabine for patients with pancreatic cancer;

•	Enrolling patients into Phase I/II studies of milatuzumab in patients with multiple myeloma; and

•	Initiating Phase I/II studies with milatuzumab in non-Hodgkin’s lymphoma and chronic lymphocytic leukemia.

Each executive officer has a target bonus opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its review of total compensation at companies such as those identified above. For fiscal year 2008, target bonus levels for Immunomedics’ executive officers were 30% of base salary. The actual bonuses paid for fiscal year 2008 exceeded the target bonuses based on the Compensation Committee’s assessment of the performance of each of the named executive officers. Based on the information supplied by Arnosti, average cash bonuses paid to chief executive officers for 2008 are typically about 50% of their salaries. Other executives received bonuses in the range of 34% to 45% of base salaries. The Compensation Committee believes bonuses paid for the named executive officers for fiscal year 2008 were reasonably consistent with the average bonuses awarded by its peers after considering the performance goals fulfilled.

The table below details fiscal year 2008 annual bonus targets and actual payouts for each of the named executive officers.

Name	Title	2008 Target Bonus ($)	2008 Target Bonus (% Salary)	2008 Actual Bonus ($)	2008 Actual Bonus (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$159,600	30.0%	$239,400	46.3%

Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Medical Officer	$150,000	30.0%	$225,000	45.0%

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$81,000	30.0%	$171,500	63.5%

The dollar amount of the fiscal year 2009 annual bonus target for the CEO and the Chief Scientific Officer and Chief Medical Officer remained the same as for the previous year. The dollar amount of the fiscal year 2009 annual bonus for the CEO was increased over the fiscal year 2008 levels. The table below shows the dollar amount of the fiscal year 2008 and fiscal year 2009 annual target bonus for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2008 Target Bonus ($)	2008 Target Bonus (% Salary)	2009 Target Bonus ($)	2009 Target Bonus (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$159,600	30.0%	$159,600	30%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$150,000	30.0%	$150,000	30%

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$81,000	30.0%	$87,480	30%

Long-Term Incentive Equity Awards

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture, and we and the Compensation Committee believe that stock ownership encourages our executives to create value for our company over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FAS 123R that make the accounting treatment of stock options less attractive, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (RSUs) or other vehicles based on full value shares. We and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Stock options and other long-term equity incentive awards are made under our 2006 Stock Incentive Plan, as amended. Stock options generally have a seven-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our executive officers has typically been to vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter, subject to accelerated vesting in certain circumstances. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our executive officers has an option or award opportunity. The actual amount of the annual option grant or other award for each of our executive officers is determined on a discretionary basis by the Compensation Committee. In determining the amount of the awards, the Compensation Committee evaluates factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of the Company’s pipeline of both therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing as well as other collaborative agreements, as well as the executive’s performance and contribution to our annual and long-term strategic goals. The Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our executive officers, are also eligible for subsequent discretionary awards. All employees, including our executive officers, are also eligible for annual awards granted in recognition of individual and corporate performance during the year. For the most recent year our executive officers and employees were granted stock options in July 2008 after reviewing fiscal year 2008 performance, including giving consideration to the completion of the License and Collaboration Agreement with Nycomed GmbH on July 11, 2008. For the 2007 fiscal year options were granted to our executive officers in July 2007.

In July 2008, after a review of performance in fiscal year 2008 and in accordance with the principles outlined above, the Compensation Committee awarded our CEO a stock option to purchase 100,000 shares of our common stock. In addition, our CEO was awarded 100,000 restricted stock units in accordance with our 2006 Stock Incentive Plan. The Compensation Committee also awarded an aggregate of 300,000 options to our Chief Scientific Officer and Chief Medical Officer and 50,000 restricted stock units to our Senior Vice President,

Finance and Business Development and Chief Financial Officer, after reviewing fiscal year 2008 performance. The stock options vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter and has a seven-year term and has an exercise price equal to the fair market value of the Common Stock on the date of grant. The restricted stock units become fully vested within one year of grant.

Fiscal Year 2009 Changes to Equity Awards Program. There are no changes to the Equity Awards Program anticipated for the 2009 fiscal year.

Procedures and Policies for Granting Equity-Based Awards. As described above, each year the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include advancement of the Company’s pipeline of both therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing as well as other collaborative agreements. Throughout fiscal year 2008, the Compensation Committee did not utilize formalized mathematical formulas, nor did it assign weightings to these factors. The Compensation Committee, in its sole discretion, determined the amount, if any, of equity based awards to each executive.

Executive Benefits and Perquisites

The executive officers also are provided with certain benefits and perquisites. It is the Committee’s belief that such benefits are necessary for the Company to remain competitive and to attract and retain top caliber executive officers, since such benefits are typically provided by companies in the biopharmaceutical industry and with other companies with which the Company competes for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2008 we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2008 was $15,500, with an additional $5,000 allowed for employees who are 50 years old or older. We also increase our employees’, including our executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to one time the employee’s annual base salary.

We also provided certain additional perquisites to Dr. Goldenberg, our Chairman of the Board of Directors, Chief Scientific Officer and Chief Medical Officer. During fiscal year 2008 and 2007, these perks include the payment of life insurance premiums above the level provided to our other employees. The payment of life insurance premiums and related personal income taxes as a result of the imputed income from that benefit had a compensation value in fiscal year 2008 of $323,191. As of January 31, 2008, we are no longer required under Dr. Goldenberg’s employment agreement to maintain any life insurance policies to which Dr. Goldenberg or his affiliates are the beneficiaries. In addition, the Company paid Dr. Goldenberg additional incentive compensation of $150,000 pursuant to his employment contract with the Company. The aggregate compensation value of these benefits was $473,191 in fiscal year 2008 and is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

IRC Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the two other highest paid executive officers, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The Company’s 2006 Stock Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2006 Stock Incentive Plan may or may not so qualify. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Company’s financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for fiscal year 2008, the total amount of compensation paid by the Company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2008 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2008 (collectively, the “Named Executive Officers”). We do not have any other executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(2) ($) (i)		Total ($) (j)
Cynthia L. Sullivan	2008	$532,000		$239,400		—	$166,601	$—	$—	$2,812		$940,813
President and Chief Executive Officer	2007	526,000		$138,500		—	71,653	$—	—	$8,018		$744,171

Dr. David M. Goldenberg	2008	$500,000	(3)	$225,000		—	$207,137	$—	—	$476,003	(4)(5)(6)	$1,408,140
Chairman, Chief Scientific Officer and Chief Medical Officer	2007	$455,000	(7)	$113,750		—	71,653	$—	—	$253,476	(4)(5)	$893,879

Gerard G. Gorman	2008	$270,000		$171,500	(8)	—	$91,408	$—	$—	$2,812		$535,720
SVP, Finance and Business Development, Chief Financial Officer	2007	250,290		$62,500		—	35,826	$—	—	$2,750		$351,366

(1)	Represents non-qualified stock options granted pursuant to our 2006 Stock Incentive Plan. Represents the compensation cost recognized for financial statement reporting purposes, in accordance with SFAS 123R, with respect to the stock-based awards granted in 2008 and in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. None of the Named Executive Officers forfeited any option awards during the 2008 or 2007 fiscal years. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $2,812 and $2,750 in fiscal years 2008 and 2007, respectively.
(3)	Includes compensation of $55,000 received from IBC Pharmaceuticals, Inc., the Company’s majority owned subsidiary, for services rendered in fiscal year 2008.
(4)	Includes (i) royalty payments in the amount of $150,000 and $100,000 paid to Dr. Goldenberg pursuant to a patent license agreement and his employment agreement for the 2008 and 2007 fiscal years, respectively; and (ii) an auto lease expense and auto expenses of $9,179 in fiscal year 2007.
(5)	Includes the imputed income relating to the dollar value of premiums paid by us with respect to a split-dollar life insurance policies maintained for the benefit of the Goldenberg Family Trust in the amounts of $137,452 and $142,800 in fiscal year 2008 and 2007, respectively. As of December 4, 2007, the split-dollar policy was terminated.
(6)	Includes $185,739 for reimbursement for personal income taxes related to the termination of the split-dollar agreement for the 2008 fiscal year.
(7)	Includes compensation of $55,000 received from IBC Pharmaceuticals, Inc., the Company’s majority owned subsidiary, for services rendered in fiscal year 2007.
(8)	Includes a one time $50,000 cash bonus in recognition of Mr. Gorman’s efforts in consummating the License and Collaboration Agreement, dated July 11, 2008, between the Company and Nycomed GmbH.

Grants of Plan-Based Awards in Fiscal Year 2008

The table below details fiscal year 2008 grants of plan—based awards for each of the named executive officers.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#) (2) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (3) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Cynthia L. Sullivan	7/9/07	$—	$159,600	$239,400	—	—	—	100,000	—	$4.39	$331,780
David M. Goldenberg	7/9/07	$—	$150,000	$225,000	—	—	—	150,000	—	$4.39	$497,670
Gerard G. Gorman	7/9/07	$—	$81,000	$121,500	—	—	—	60,000	—	$4.39	$199,068

(1)	Represents the range of performance bonuses that can be earned by the Named Executive Officers if the minimum threshold, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive Officers. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Bonuses” on page 25 of this proxy statement. The actual cash bonus paid to each Named Executive Officer for their 2008 performance is reported as Bonus in the Summary Compensation Table. In each case, the Named Executive Officer received the maximum bonus based on 2008 performance.
(2)	A description of the terms of the stock options is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives Equity Awards” on page 27 of this proxy statement.
(3)	Represents the grant date fair value under SFAS 123R of stock options awarded in 2008. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executive Officers as of June 30, 2008.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Cynthia L. Sullivan	10,000			$3.50	07/21/2008
	15,000			$1.78	06/22/2009
	150,000			$17.75	05/18/2010
	100,000			$19.06	12/06/2010
	100,000			$8.32	03/20/2011
	150,000			$20.49	03/19/2012
	100,000			$6.05	06/12/2012
	200,000			$7.62	06/11/2013
	150,000			$5.44	06/09/2014
	150,000			$1.75	06/15/2015
	75,000	75,000		$2.63	06/14/2016
		100,000		$4.39	07/09/2014

Dr. David M. Goldenberg	150,000			$3.50	07/21/2008
	150,000			$1.78	06/22/2009
	250,000			$17.75	05/18/2010
	150,000			$19.81	07/02/2011
	200,000			$4.94	07/01/2012
	200,000			$7.62	06/11/2013
	150,000			$5.44	06/09/2014
	150,000			$1.75	06/15/2015
	75,000	75,000		$2.63	06/14/2016
		150,000		$4.39	07/09/2014

Gerard G. Gorman	50,000			$12.40	09/10/2011
	50,000			$22.17	12/05/2011
	10,000			$4.94	07/01/2012
	15,000			$7.62	06/11/2013
	30,000			$4.22	04/02/2014
	20,000			$5.44	06/09/2014
	100,000			$3.24	02/10/2015
	50,000			$1.75	06/15/2015
	37,500	37,500		$2.63	06/14/2016
		60,000		$4.39	07/09/2014

(1)	Except for the stock option grants issued in fiscal year 2008, each stock option grant has been granted under the 2002 Stock Option Plan and has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first 4 years of service with the Company measured from such grant date. For the stock option grants issued in fiscal year 2008, for each executive the stock option has been granted under the 2006 Stock Incentive Plan and has a term of 7 years measured from the grant date and vest ratably, 25% per year, during the first 4 years of service with the Company measured from such grant date.

Fiscal Year 2008 Options Exercise and Stock Vested Table

The table disclosing fiscal year 2008 option exercises and stock vested is omitted because there were no option exercises by our Named Executive Officers or stock awards to our Named Executive Officers in fiscal year 2008.

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of September 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,466,600	$7.01	5,507,650
Equity compensation plans not approved by security holders	—		—

Total	6,466,600	$7.01	5,507,650

Stock Option Plan

Certain of the outstanding option agreements issued under our prior plan, the 2002 Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control. In the event of a change in control, each option granted to an optionee after June 12, 2002, will immediately become vested and fully exercisable in the event of a change in control only if so specified in the optionee’s option agreement or otherwise approved by the Compensation Committee.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20.0% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the last three fiscal years we have not contributed to the retirement plan in excess of $2,812 for 2008, $2,750 for 2007 and $2,625 for 2006 for any of our executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan

Employment Agreement. On December 31, 2006, we entered into an Amended and Restated Employment Agreement with Cynthia L. Sullivan pertaining to Ms. Sullivan’s service as our President and Chief Executive Officer (the “Employment Agreement”). Ms. Sullivan’s Employment Agreement amends and restates the Employment Agreement, dated as of March 10, 2001, by and between Ms. Sullivan and us, as extended by the Company on June 14, 2006, in its entirety.

The Employment Agreement will continue, unless earlier terminated by the parties, until December 30, 2008 (the “Term”). The Term will be automatically extended for successive one-year periods unless either the

Company or Ms. Sullivan provides a written notice at least 180 days preceding the date of any such extension that such party does not intend to extend the Term. Ms. Sullivan’s annual base salary under the Employment Agreement is $532,000 (the “Base Salary”), which shall be reviewed annually for appropriate increases by the Board or the Compensation Committee. Ms. Sullivan will also be eligible to participate in the Company’s incentive compensation plan in place for its senior level executives. In addition, Ms. Sullivan will be eligible to receive an annual discretionary bonus determined by the Compensation Committee of the Board based upon certain performance standards to be determined by the Compensation Committee. Ms. Sullivan’s annual bonus target is 30% of her Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

The Employment Agreement provides that in the event we terminate Ms. Sullivan at any time without “Cause” (as defined in the Agreement) or Ms. Sullivan resigns for “Good Reason” (as defined in the Agreement), Ms. Sullivan will be entitled to receive severance payments in an amount equal to 2.00 times her Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. The severance amounts shall be paid in equal monthly installments over the 24 month period following such termination. In addition, the Company shall (in accordance with the terms of the Company’s applicable medical plan) pay monthly COBRA medical insurance costs (as defined in the Employment Agreement), if Ms. Sullivan continues medical coverage under COBRA, for a period of 24 months following such termination, or such other period as applicable under law. Ms. Sullivan will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Ms. Sullivan was terminated (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year).

The Employment Agreement also provides that in the event of a “Change of Control” (as defined in the Employment Agreement) the Company terminates Ms. Sullivan without “Cause” (as defined in the Agreement) or Ms. Sullivan resigns for “Good Reason” (as defined in the Employment Agreement), Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times her Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, Ms. Sullivan will receive, for a period of 36 months following such termination, all medical and dental coverages in effect on the date of termination or, at our election, cash in lieu of such coverage in an amount equal to Ms. Sullivan’s after-tax cost of continuing comparable coverage. Ms. Sullivan will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of ours and an annual bonus, if any, payable for the fiscal year in which Ms. Sullivan was terminated (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year). Additionally, the Employment Agreement provides for a gross-up payment under certain circumstances to compensate Ms. Sullivan for excise taxes that may be attributable to her as a result of the foregoing payments.

The Employment Agreement also provides that upon a Change of Control all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable on the date on which the Change of Control occurs. In addition, all stock options held by Ms. Sullivan shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four (24) months following the end of the remaining balance of the term of the Employment Agreement; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Under the Employment Agreement, “Change of Control” is defined as:

(i) A merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in consort, other than a sale, transfer or disposition to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which is owned by the Company or by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such transaction;

(iii) Any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders; or

(iv) A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination;

(v) The liquidation or winding up of the Company’s business;

(vi) Any other transaction or event which constitutes a “change in control” for purposes of the Company’s 2006 Stock Incentive Plan; or

(vii) Any event or transaction that a majority of the Incumbent Directors who are “independent directors” (as such term is defined under the Marketplace Rules of the National Association of Securities Dealers, Inc.) determine to be a “Change of Control.”

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in the same proportions by the persons who held the Company’s securities immediately before such transaction.

Under the Employment Agreement, “Cause” is defined as:

(i) Ms. Sullivan shall have been convicted of a felony, or enters in a plea of guilty or nolo contendere with respect thereto;

(ii) Ms. Sullivan intentionally and continually fails to perform her reasonably assigned material duties to the Company (other than a failure resulting from Ms. Sullivan’s incapacity due to physical or mental illness), which failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Ms. Sullivan specifying the manner in which Ms. Sullivan has failed substantially to perform;

(iii) Ms. Sullivan causes material, intentional, wrongful damage to the property of the Company;

(iv) Ms. Sullivan engages in public conduct that is harmful to the reputation of the Company;

(v) Ms. Sullivan engages in willful misconduct in the performance of her duties; or

(vi) Ms. Sullivan materially breaches her confidentiality, intellectual property, non-competition and non-solicitation obligations under the Employment Agreement.

Under the Employment Agreement, “Good Reason” is defined as the occurrence of any of the following events or conditions, unless Ms. Sullivan has expressly consented in writing thereto, or except as a result of Ms. Sullivan’s physical or mental incapacity or as described in the last sentence of subsection (c) below:

(i) A reduction in Ms. Sullivan’s Base Salary;

(ii) The material diminution of Ms. Sullivan’s duties, responsibilities, powers or authorities, including the assignment of any duties and responsibilities inconsistent with her position as President and Chief Executive Officer; or

(iii) The Company requires that Ms. Sullivan’s principal office location be moved to a location more than 50 miles from Ms. Sullivan’s principal office location immediately before the change.

Notwithstanding the foregoing, Ms. Sullivan shall not have Good Reason for termination unless Ms. Sullivan gives written notice of termination for Good Reason within 15 days after the event giving rise to Good Reason occurs and the Company does not correct the action or failure to act that constitutes the grounds for Good Reason, as set forth in Ms. Sullivan’s notice of termination, within 30 days after the date on which Executive gives written notice of termination.

Ms. Sullivan’s employment agreement provides that throughout the term of the agreement and for a period of two (2) years thereafter, Ms Sullivan shall not (i) without the prior written approval of the Board of Directors, compete, directly or indirectly, in the United States or Canada, with the Company; or (ii) directly or indirectly solicit, any Company customer or employee of the Company. The agreement also provides that Ms Sullivan shall, during the term of the employment agreement and at all time thereafter, keep confidential all trade secrets and confidential information of the Company.

Dr. David M. Goldenberg

Employment Agreement. On June 28, 2007, we entered into an Amended and Restated Employment Agreement with Dr. David M. Goldenberg pertaining to Dr. Goldenberg’s service to the Company as its Chief Scientific Officer and Chief Medical Officer (the “Agreement”). The Agreement, which was effective as of July 1, 2007, will continue, unless earlier terminated by the parties, until June 30, 2011 (the “Term”). The Term will be automatically extended for successive one-year periods unless either Dr. Goldenberg or the Company provides a written notice at least 90 days preceding the date of any such extension that such party does not intend to extend the Term.

Dr. Goldenberg’s annual base salary under the Agreement is a minimum of $500,000 (the “Base Salary”), which shall be reviewed annually for appropriate increases by the Board or the Compensation Committee. Dr. Goldenberg will also be eligible to participate in any of our incentive compensation plan in place for its senior level executives. In addition, Dr. Goldenberg will be eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee. Dr. Goldenberg’s annual bonus target is 30% of his Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan, as amended, or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Dr. Goldenberg will also be eligible to receive certain additional incentive compensation. With respect to any fiscal year during the Term in which the Company records an annual net loss, Dr. Goldenberg shall receive a sum equal to three quarters of one percent (.75%) of the total Consideration (as defined in the Agreement) we receive from any third party transaction, with certain exceptions. With respect to any fiscal year during the Term in which we record positive net income, including fiscal 2009, Dr. Goldenberg shall receive a sum equal to one and one-half percent (1.5%) of the Company’s Annual Net Revenue (as defined in the Agreement) for each such fiscal year, and thereafter throughout the non-competition period, as described in the Agreement; and Dr. Goldenberg will also be eligible to receive royalty payments on royalties received by the Company. Under the terms of the License and Collaboration Agreement with Nycomed GmbH, or the Nycomed Agreement, completed in August 2008, we received an initial, non-refundable $40.0 million payment. Assuming we record a loss for the fiscal year ended June 30, 2009 and no further consideration is received, Dr. Goldenberg will be paid $300,000. In the event we record positive net income for the fiscal year ended June 30, 2009, Dr. Goldenberg shall receive additional incentive compensation. In addition, we will pay Dr. Goldenberg for each full fiscal year of the Company, a sum equal to a percentage of the annual Product Royalties (as defined in the Agreement) we receive on each of the products for which Dr. Goldenberg is an Inventor (as defined in the Agreement), and all products using, related to or derived from products for which Dr. Goldenberg is an Inventor, which payments shall continue for each Patented Product (as defined in the Agreement) for the remaining Life of the Patent (as defined in the Agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

Patent Lifetime Royalty Payments shall be due and owing from us to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of each Patent both during his employment with us and after his employment terminates, except that Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Agreement. During the Term of the Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Agreement) paid to him as described below.

In the event we complete a Disposition (as defined in the Agreement) during the Term, or within three (3) years thereafter, of any one or more of our Undeveloped Assets (as defined in the Agreement) for which Dr. Goldenberg was an Inventor, we will pay Dr. Goldenberg a sum equal to at least twenty percent (20%), or more (as determined by the Board), of the Consideration the Company receives from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Agreement. Our obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the Term or within three (3) years thereafter, even if the Company actually receives the Consideration at some time after the three (3) year period elapses.

We agree to make a minimum payment of One Hundred Fifty Thousand Dollars ($150,000) to Dr. Goldenberg during each of fiscal year during the Term of the Agreement, payable in equal quarterly payments, as an advance and credit against any amounts due to Dr. Goldenberg as additional incentive compensation, Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

The Agreement provides that in the event we terminate Dr. Goldenberg at any time without “Good Cause” (as defined in the Agreement) or Dr. Goldenberg resigns for “Good Reason” (as defined in the Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to 2.00 times his Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, we will (in accordance with the terms of the Company’s applicable medical plan) pay monthly COBRA medical insurance costs (as defined in the Agreement), if Dr. Goldenberg continues medical coverage under COBRA, for a period of 24 months following such termination, or such other period as applicable under law. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Dr. Goldenberg was terminated (prorated to reflect Dr. Goldenberg’s actual period of service during such fiscal year). In addition, the Agreement provides that for the balance of the Term of the Agreement and for a period of two (2) years following the end of the Term, the Company will continue to provide to Dr. Goldenberg all of the benefits of his employment, as if he remained employed, including paying the monthly medical, dental and other insurance costs for Dr. Goldenberg and any eligible dependent(s) (less any required employee payments calculated as if Dr. Goldenberg had continued to be an employee), and all other employee benefits and all life insurance policies. Following the end of the two year severance period, Dr. Goldenberg will be eligible for benefit continuation for the maximum time period allowed under COBRA. In addition, during the two year severance period, the Company also will pay for the reasonable cost of an office and secretarial support for Dr. Goldenberg, and all reasonable expenses to set up and maintain such office (including telephone, fax and Internet access, office supplies and equipment, furniture, etc.), at a reasonable location of Dr. Goldenberg’s choice.

The Agreement also provides that in the event of a “Change of Control” (as defined in the “Agreement”), if Dr. Goldenberg terminates his employment upon ninety (90) days prior written notice to us or our successor, following the second anniversary of a Change of Control of the Company, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times his Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, Dr. Goldenberg will receive, for a period of 36 months following such termination, all medical and dental coverages in effect on the date of termination or, at our election, cash in lieu of such coverage in an amount equal to Dr. Goldenberg’s after-tax cost of continuing comparable coverage. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Dr. Goldenberg was terminated (prorated to reflect Dr. Goldenberg’s actual period of service during such fiscal year). Additionally, the Agreement provides for a gross-up payment under certain circumstances to compensate Dr. Goldenberg for excise taxes that may be attributable to him as a result of the foregoing payments. In addition, the Agreement provides that for the balance of the Term of the Agreement and for a period of three (3) years following the end of the Term, the Company will continue to provide to Dr. Goldenberg all of the benefits of his employment, as if he remained employed, including paying the monthly medical, dental and other insurance costs for Dr. Goldenberg and any eligible dependent(s) (less any required employee payments calculated as if Dr. Goldenberg had continued to be an employee), and all other employee benefits and all life insurance policies. Following the end of the three year severance period, Dr. Goldenberg will be eligible for benefit continuation for the maximum time period allowed under COBRA. In addition, during the three year severance period, the Company also will pay for the reasonable cost of an office and secretarial support for Dr. Goldenberg, and all reasonable expenses to set up and maintain such office (including telephone, fax and Internet access, office supplies and equipment, furniture, etc.), at a reasonable location of Dr. Goldenberg’s choice.

The Agreement provides that throughout the Term and for a period of three (3) years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company; or (ii) directly or indirectly solicit, any Company customer or employee of the Company. The Agreement also provides that Dr. Goldenberg shall, during the Term and at all time thereafter, keep confidential all trade secrets and confidential information of the Company. The Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and our majority-owned subsidiary IBC Pharmaceuticals, Inc.

Pursuant to the terms of his employment agreement, Dr. Goldenberg was paid a minimum base salary of $500,000 for fiscal year 2008 and a cash bonus of $225,000 and was granted options to purchase 300,000 shares of the Company’s common stock, as provided under such agreement. Dr. Goldenberg also received the $150,000 annual minimum Revenue Incentive Compensation payment under the employment agreement.

The Agreement also provides that upon a Change of Control all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and exercisable on the date on which the Change of Control occurs. In addition, all stock options held by Dr. Goldenberg shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four (24) months following the end of the remaining balance of the term of the Agreement; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Under the Agreement, “Change of Control” is defined as:

(i) A merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in consort, other than a sale, transfer or disposition to an entity of at least fifty percent (50%) of the combined voting power of the voting securities of which is owned by the Company or by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such transaction;

(iii) Any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders; or

(iv) A change in the composition of the Board over a period of thirty-six (36) consecutive months or less, whereby, a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who continually served from the beginning of such period and who were still in office at the time the Board approved such election or nomination;

(v) The liquidation or winding up of the Company’s business;

(vi) Any other transaction or event which constitutes a “change in control” for purposes of the Company’s 2006 Stock Incentive Plan;

(vii) Any event or transaction that a majority of the Incumbent (then-current) Directors who are “independent directors” (as such term is defined under the Marketplace Rules of the National Association of Securities Dealers, Inc.) determine to be a “Change of Control.”

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in the same proportions by the same persons who held the Company’s securities immediately before such transaction.

Under the Agreement, “Good Cause” is defined as:

(i) Dr. Goldenberg commits continued, knowing and intentional neglect, substantial nonperformance or a demonstrated continuing inability to perform his obligations under the Agreement (other than due to physical or mental disability) and the Company provides him with written notice of such deficiencies and ninety (90) days to correct such deficiencies; or

(ii) An arbitrator or a court finds that Dr. Goldenberg committed an act of fraud or dishonesty related to the performance of duties under the Agreement; or

(iii) Dr. Goldenberg commits any material breach of any of the provisions of the Agreement other than those covered under (i) above or (ii) above, and fails to cure such breach within ninety (90) days after receiving written notice from the Company of such breach.

Under the Agreement, “Good Reason” is defined as (i) termination by Dr. Goldenberg following written notice and thirty (30) days opportunity to cure, if the Company materially breaches any provision of the Agreement or (ii) termination by Dr. Goldenberg upon ninety (90) days prior written notice to the Company or its successor, following the second anniversary of a Change in Control of the Company.

Dr. Goldenberg’s employment agreement provides that throughout the term of the agreement and for a period of three (3) years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board of Directors, compete, directly or indirectly, in the United States or Canada, with the Company; or (ii) directly or indirectly solicit, any Company customer or employee of the Company. The agreement also provides that Dr. Goldenberg shall, during the term of the employment agreement and at all time thereafter, keep confidential all trade secrets and confidential information of the Company. The agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and the Company majority-owned subsidiary IBC Pharmaceuticals, Inc.

Life Insurance. Previously, the David M Goldenberg Insurance Trust, (a trust created by Dr. Goldenberg), was the beneficiary to a $10.0 million life insurance policy on his life. The policy provided funds, which could have been used to assist Dr. Goldenberg’s estate in settling estate tax obligations and thus potentially reducing the number of shares of the Common Stock the estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. During what was estimated to be a 15-year period, we were obligated to pay $143,000 per year towards premiums in addition to amounts required to be paid by the David M. Goldenberg Insurance Trust. We had an interest in this policy equal to the lesser of the cumulative amount of premium payments made by it under the policy. In January 2008, we received $2,694,200 from the David M Goldenberg Insurance Trust for the cumulative premiums previously paid by us, with the remainder of the cash surrender value ($180,800) paid to the David M. Goldenberg Insurance Trust.

Upon surrender of the insurance policy on December 26, 2007, we eliminated the deferred compensation liability previously recorded by us for the present value of the future benefits expected to be provided to the Chairman in exchange for the Chairman’s service to his termination date (approximately $1,249,000). In addition, we agreed with Dr. Goldenberg that Dr. Goldenberg will be reimbursed approximately $360,000 for personal income taxes related to the split-dollar life insurance agreement during the period the policy was in effect, of which $204,000 was payable to Dr. Goldenberg as of June 30, 2008. With the termination of the split-dollar agreement and our entrance into Amendment No. 1 to the Goldenberg Agreement dated January 31, 2008, we are no longer obligated to maintain any life insurance policies to which Dr. David M. Goldenberg is the beneficiary. We currently maintain $21.0 million of life insurance policies on Dr. Goldenberg for our benefit.

Gerard G. Gorman

On March 10, 2006, Immunomedics entered into a Change of Control and Severance Agreement with Gerard G. Gorman, Senior Vice President, Finance and Business Development, and Chief Financial Officer. The Change of Control and Severance Agreement provides that in the event Mr. Gorman is terminated pursuant to an involuntary termination (including his involuntary dismissal or discharge by the Company other than for cause, or his voluntary resignation within ninety (90) days following certain events) within twelve months following a Change in Control (as defined in the Change of Control and Severance Agreement), Mr. Gorman will receive from the Company (i) a lump-sum amount equal to two times the sum of Mr. Gorman’s annual rate of base salary and bonus, including both cash and equity bonuses; (ii) accelerated vesting of all outstanding options such that each outstanding options immediately vest and become exercisable for a specified period; (iii) a lump-sum severance payment equal to the bonus amount received in the previous year, pro-rated for the number of months (including partial months) completed prior to termination; and (iv) continued health coverage for a specified period. The Change of Control and Severance Agreement also contains certain tax payment provisions in certain instances.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executive Officers under their existing employment agreements for various scenarios involving a change in control or termination of employment of each of our Named Executive Officers, assuming a June 30, 2008 termination date and, where applicable, using the closing price of our common stock of $2.13 (as reported on the NASDAQ Global Market as of June 30, 2008). All defined terms not defined in this section shall have the meanings set forth in each officer’s respective employment agreement.

Name	Trigger	Cash Severance	Value of Option Acceleration/ Extension		Total Value
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before a Change in Control)(1)	$1,223,600		$—	$1,260,000
	Termination without Cause or Resignation for Good Reason (after a Change in Control)(2)	$2,074,800	$		$2,259,000
	Voluntary Termination(3)	$—		$—	$—
	Disability(4)	$—		$—	$—
	Death(5)	$—		$—	$—

Dr. David M. Goldenberg	Mutual Termination or Disability(6)(11)	$150,000		$—	$150,000
	Death(7)(11)	$150,000		$—	$150,000
	For Good Cause(8)(11)	$—		$—	$—
	Change in Control(9)(11)	$4,950,000	$		$7,006,000
	For Good Reason or without Good Cause(10)(11)	$4,150,000	$		$4,406,000

Gerard G. Gorman	Change in Control(12)	$702,000	$		$720,000
	Death(13)	$—		$—	$—
	Resignation/Termination for Cause(14)	$—		$—	$—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executive Officers in the event that any of the circumstances described above had occurred on June 30, 2008, the actual amounts due to the Named Executive Officers upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Employment Agreements, Stock Option Agreements and the Company’s stock incentive plans. Please note that each of the agreements provides for a gross-up payment under certain circumstances to compensate each officer for excise taxes that may be attributable to such employee as a result of certain payments.

(1)	Represents two year’s additional salary based on the salary earned by Ms. Sullivan in fiscal 2008 and bonus payout at 100% of the fiscal 2008 target (30% of salary, or $159,600). The Company shall pay the monthly COBRA medical insurance cost (less any required employee payments calculated as if such Ms. Sullivan had continued to be an employee) if Ms. Sullivan continues medical coverage under COBRA, for Ms. Sullivan, and, where applicable, her spouse and dependents, during the 24-month period following Ms. Sullivan’s termination date (estimated at $36,672). Ms. Sullivan may elect the Company’s applicable medical plan for the period permitted under such plan. Ms. Sullivan shall also receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. Ms. Sullivan shall also be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurs (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year).

(2)	Represents three years’ additional salary based on the salary earned by Ms. Sullivan in fiscal 2008 and bonus payout at 300% of the fiscal 2008 target (30% of base salary, or $159,600). For a period of thirty-six (36) months following Ms. Sullivan’s date of termination, Ms. Sullivan shall continue to receive the medical and dental coverage in effect on Ms. Sullivan’s date of termination (or generally comparable coverage) for Ms. Sullivan and, where applicable, Ms. Sullivan’s spouse and dependents, as the same may be changed from time to time for employees generally, as if Ms. Sullivan had continued in employment during such period; or, as an alternative, the Company may elect to pay Ms. Sullivan cash in lieu of such coverage in an amount equal to Ms. Sullivan’s after-tax cost of continuing comparable coverage, where such coverage may not be continued by the Company (or where such continuation would adversely affect the tax statute of the plan pursuant to which the coverage is provided). The COBRA health continuation coverage period under section 490B of the Code shall run concurrently during the thirty-six (36) month period (estimated at $55,008). Ms. Sullivan shall receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. In addition, Ms. Sullivan shall be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurs (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year). Upon the occurrence of a Change of Control, all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and/or exercisable, as the case may be, on the date on which the Change of Control occurs, and all stock options held by Ms. Sullivan shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four (24) months following the end of the remaining balance of the Term of the Agreement; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Code.
(3)	Ms. Sullivan shall be entitled to any benefits accrued in accordance with the terms of the applicable benefit plans and programs of the Company.
(4)	In the event of Disability, the Company will continue to pay the officer’s base salary until the Company acts to terminate such officer’s employment. Upon termination due to Disability, no further payments shall be due, except that the officer shall be entitled to any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. Also, the officer shall be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurred (prorated to reflect officer’s actual period of service during such fiscal year).
(5)	In the event the officer dies while employed with the Company, the Company shall pay to Executive’s executor, legal representative, administrator or designate beneficiary, as applicable, any benefits accrued under the Company’s benefits plans and programs. Also, the officer shall be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurs (prorated to reflect officer’s actual period of service during such fiscal year).
(6)	In the event that Dr. Goldenberg’s employment agreement terminates by mutual agreement of the parties or by Permanent Disability, in addition to the Guaranteed Payments, Dr. Goldenberg shall receive payment for the Annual Bonus, along with any other payments or benefits to which the parties may agree.
(7)	In addition to the Guaranteed Payments, the Company shall acquire and provide for life insurance for Dr. Goldenberg. Such insurance shall remain in full force and effect (i) for the Term of his employment agreement and (ii) for three (3) years after the Term of his employment agreement, unless Dr. Goldenberg initiates early termination other than for Good Reason or the Company initiates early termination for Good Cause.
(8)	If Dr. Goldenberg’s employment terminates for Good Cause, the only post-termination benefit he shall receive are the Guaranteed Payments.
(9)

In the event Dr. Goldenberg terminates his employment following a Change in Control, in addition to the Guaranteed Payments, Dr. Goldenberg shall receive three times (3x) his Total Annual Compensation. The Company shall pay the monthly COBRA medical insurance cost (less any required employee payments calculated as if such Dr. Goldenberg had continued to be an employee) if Dr. Goldenberg continues medical coverage under COBRA, for Dr. Goldenberg, and, where applicable, his spouse and dependents, during the 36-month period following Dr. Goldenberg’s termination date (estimated at $55,008). Dr. Goldenberg may elect the Company’s applicable medical plan for the period permitted under such plan. Dr. Goldenberg shall also receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. The Company will pay for the reasonable cost of an office and secretarial support for up to a two-year period following Dr. Goldenberg’s separation from the Company, (estimated at $330,000). In addition, all stock options, restricted stock or other equity rights will become fully vested. In the event payments made to Dr Goldenberg are determined to constitute “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the Company will pay Dr Goldenberg an additional amount (the “Gross-up Payment”) for the amount of the excise tax imposed under Section 4999 of the Internal Revenue Code for any Federal, State of local income tax, (estimated at $1,671,000).

(10)	In the event that the Company terminates Dr. Goldenberg’s employment without Good Cause or if Dr. Goldenberg terminates his employment for Good Reason, in addition to the Guaranteed Payments, Dr. Goldenberg shall receive severance payments in an amount equal to his Total Annual Compensation, paid or provided for the remaining balance of the Term of the agreement plus an additional lump sum amount equal to two times (2x) his Total Annual Compensation. The Company shall pay the monthly COBRA medical insurance cost (less any required employee payments calculated as if such Dr. Goldenberg had continued to be an employee) if Dr. Goldenberg continues medical coverage under COBRA, for Dr. Goldenberg, and, where applicable, his spouse and dependents, during the 24-month period following Dr. Goldenberg’s termination date (estimated at $36,672). Dr. Goldenberg may elect the Company’s applicable medical plan for the period permitted under such plan. Dr. Goldenberg shall also receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. The Company will pay for the reasonable cost of an office and secretarial support for up to a two-year period following Dr. Goldenberg’s separation from the Company, (estimated at $220,000).
(11)	Upon the termination of Dr. Goldenberg’s employment, regardless of the reason or timing of the termination, the Company will make payment to Dr. Goldenberg for all annual Base Salary, Bonus, Minimum Payments, and Additional Incentive Compensation earned through the date of termination, any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company (including but not limited to earned but unused vacation), and will continue all payments pursuant to Section 4.2(a)(ii) and 4.2(b) for the time periods provided in those sections of the Agreement (the “Guaranteed Payments”). For purposes of Dr. Goldenberg’s severance payments, where bonus calculations are required for purposes of determining severance payments, we have assumed the Annual Bonus Target has been achieved and incorporated such numbers in the applicable severance payments.

For purposes of footnotes (9) and (10), “Total Annual Compensation” shall include all cash payments due to Dr. Goldenberg for the applicable Contract Year as set out in Sections 4.1(a) (Base Salary), 4.1(b) (Annual Bonus), 4.2(a)(i) (Additional Incentive Compensation, Transactional Payments), and 4.2(c) (Minimum Payment of $150,000 per year) of Dr. Goldenberg’s Amended and Restated Employment Agreement, but shall not include payments provided pursuant to Sections 4.2(a)(ii) (Patent Lifetime Royalty Payment) and 4.2(b) (Payment Upon Disposition of Undeveloped Assets) (which shall continue pursuant to the terms of those sections).

(12)	In the event that Mr. Gorman’s employment with the Company terminates by reason of an Involuntary Termination within twelve (12) months after a Change in Control, the Company will make a lump-sum cash severance payment in an amount equal to two (2) times the sum of Mr. Gorman’s annual rate of Base Salary and Target Bonus, including both the Cash Bonus and the bonus paid in equity computed as the price as the time of grant times the number of shares or options granted. The Company will also make an additional lump-sum cash severance payment to Mr. Gorman equal to the dollar amount obtained by multiplying one-twelfth (1/12th) of the annual Target Bonus in effect for him for the year of his Involuntary Termination by the number of full or partial months of employment which Mr. Gorman completes with the Company in that year. In the event Mr. Gorman’s employment is terminated by the Company during the Pre-Closing Period for any reason other than a Termination for Cause, he will subsequently become entitled to the Pro-Rated Bonus upon the closing of the Change in Control, provided and only if that Change in Control is in fact consummated prior to the expiration of the Pre-Closing Period.

Each outstanding option which Mr. Gorman holds at the time of his Involuntary Termination or at any earlier termination of his employment by the Company during the Pre-Closing Period other than a

Termination for Cause, to the extent that Option is not otherwise exercisable for all the shares of Common Stock or other securities at the time subject to that Option, will immediately vest and become exercisable for all those option shares and may be exercised for any or all of those shares as fully vested shares. Each such accelerated Option will remain so exercisable until the earlier of (i) the expiration of the option term or (ii) 60 days from the date of his Involuntary Termination. This 60-day grace period will supersede the post-service exercise period specified in the agreement evidencing his Option. Any Options not exercised prior the expiration of the applicable post-service exercise period will terminate and cease to remain exercisable for any of the option shares.

(13)	In the event of death prior to receipt of the full amount of payments and benefits to which the officer is entitled, the balance of any payments owed shall be made, on the due dates had the officer survived, to the executors and administrators of such deceased officer’s estate. Any outstanding options shall be accelerated and may be exercised, within the applicable exercise period following the officer’s death, by the executors and administrators of his estate or by the persons to whom those Options are transferred pursuant to such officer’s will or in accordance with the laws of inheritance.
(14)	In the event Mr. Gorman is terminated for Cause or resigns under circumstances that would otherwise constitute grounds for a Termination for Cause, the Company will only be required to pay Mr. Gorman any unpaid compensation earned for services previously rendered through the date of such termination and any accrued but unpaid vacation benefits or sick days.

Fiscal Year 2008 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2008 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was an original founder of our Company over 20 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Medical Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

License Agreement. Pursuant to a License Agreement between our Company and Dr. Goldenberg, certain patent applications owned by Dr. Goldenberg were licensed to us at the time of our formation in exchange for a royalty in the amount of 0.5% of the first $20,000,000 of annual net sales of all products covered by any of such patents and 0.25% of annual net sales of such products in excess of $20,000,000. Five of the licensed U.S. patents have since expired. In November 1993, the ownership rights of Immunomedics were extended as part of Dr. Goldenberg’s employment agreement, with Immunomedics agreeing to diligently pursue all ideas, discoveries, developments and products, into the entire medical field, which, at any time during his past or continuing employment by Immunomedics (but not when performing services for CMMI—see below), Dr. Goldenberg has made or conceived or hereafter makes or conceives, or the making or conception of which he has materially contributed to or hereafter contributes to, all as defined in his employment agreement.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, is located in Belleville, New Jersey. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to spend such time as is necessary to fulfill his duties to CMMI and IBC Pharmaceuticals, Inc., provided that such duties do not materially interfere with his ability to perform any of his obligations under the employment agreement. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and former executive officer, is a former adjunct member of CMMI. Despite these relationships, we believe CMMI is independent of Immunomedics, and CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $105,000, $110,000 and $64,000 during the years ended June 30, 2008, 2007 and 2006, respectively. In fiscal years ended June 30, 2008, 2007 and 2006 we incurred $95,000, $67,000 and $40,000, respectively, of legal expenses on behalf of CMMI for patent related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics.

As of June 30, 2008, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,599,705 shares of Series A Preferred Stock	73.26%
Third Party Investors	643,701 shares of Series B Preferred Stock	8.42%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

In fiscal 2008, $55,000 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2008, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Gorman and Ms.  Phyllis Parker, our Secretary, served as the acting President, Treasurer and Secretary, respectively.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The Compensation Committee

Brian A. Markison, Chairman

Dr. Marvin Jaffe (will not stand for re-election at 2008 Annual Meeting)

Mary E. Paetzold

Dr. Edward T. Wolynic (appointed in August 2007)

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three of our non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASD listing standards. The Audit Committee has reviewed and updated this charter annually. This amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2008.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics Inc. maintained effective internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Immunomedics’ accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Immunomedics that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by this Standard, and the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2008. Information about the auditors’ fees for fiscal year 2008 is listed below in this proxy statement under “Independent Registered Public Accounting Firm”. Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2008. The Audit Committee has also selected Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2009.

The Audit Committee

Mary E. Paetzold, Chairperson

Dr. Marvin E. Jaffe (will not stand for re-election at 2008 Annual Meeting)

Don C. Stark

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for fiscal 2009. Ernst & Young has served as our independent registered public accounting firm since July 1, 2002.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Other Fees

These tables show fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2008 and June 30, 2007, and fees billed to us for other services rendered by Ernst & Young LLP during those periods:

	2008	2007
Audit Fees(1):	$380,000	$462,000
Audit-Related Fees:	—	—
Tax Fees:	—	20,000
All Other Fees:	—	—

Total	$380,000	$482,000

(1)	Audit fees include fees for audit work performed in the review of the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, statutory audits, and attestation and consulting services regarding financial accounting and/or reporting standards. Also included are audit related fees for services provided by Ernst & Young LLP related to the audit of the Company’s assessment of internal control to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $20,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were in compliance. There were no purchases of shares or exercises of options in the fiscal year ended June 30, 2008, by such persons that were not timely filed under Section 16(a).

Stockholder Proposals for Fiscal 2009 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2009, stockholder proposals must be received no later than June 19, 2009. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 2, 2009, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact the Investor Relations Department at Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey, 07950, or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.immunomedics.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 3, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company. NOMINEES:		2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Edward T. Wolynic

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

I/we plan to attend the 2008 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 3, 2008

IMMUNOMEDICS, INC. BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to theses shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 20, 2008, in connection with the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 3, 2008, at the offices of Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, and hereby appoints David M. Goldenberg and Cynthia L. Sullivan, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 3, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company. NOMINEES:		2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.	☐	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Edward T. Wolynic

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

I/we plan to attend the 2008 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.